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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF LATHAM & WATKINS]



                              September 26, 1997




Health Care Property Investors, Inc.
10990 Wilshire Boulevard, Suite 1200
Los Angeles, California 90024

     Re:     Health Care Property Investors, Inc.
             7-7/8% Series A Cumulative Redeemable Preferred Stock
             -----------------------------------------------------

Ladies and Gentlemen:

              We have acted as special counsel to Health Care Property Investors, Inc., a Maryland corporation (the "Company"), in connection with the sale by the Company on the date hereof to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") of 2,400,000 shares of the Company's 7-7/8% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), pursuant to (i) a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933 (the "1933 Act"), filed with the Securities and Exchange Commission (the "Commission") on June 18, 1997 (File No. 333-29485), as amended by pre-effective Amendment No. 1 thereto filed with the Commission on June 26, 1997, and declared effective by the Commission on June 27, 1997, (ii) a Prospectus dated September 19, 1997 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated September 23, 1997 filed with the Commission on September 24, 1997 pursuant to Rule 424(b) under the 1933 Act (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus") and (iii) a purchase agreement dated September 23, 1997 between the Underwriters and the Company (the "Purchase Agreement").

              This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an










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Health Care Property Investors, Inc.
September 26, 1997
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officer of the Company (the "Officer's Certificate").  In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Prospectus.

     In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

     Based upon the facts set forth in the Prospectus and Officer's Certificate, it is our opinion that the information in the Prospectus Supplement set forth under the caption "Certain Federal Income Tax Considerations to Holders of Series A Preferred Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Prospectus or Officer's Certificate may affect the conclusions stated herein.

     This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                               Very truly yours,

                               /s/ LATHAM & WATKINS